UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 30, 2019

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176

(State or other jurisdiction		(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification Number)

301 Binney Street
Cambridge, Massachusetts		02142

(Address of principal
executive offices)		(Zip code)

(617) 621-7722

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

On May 30, 2019, Ironwood Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Eleventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of the State of Delaware to declassify its board of directors. As referenced below, the Company’s stockholders approved the Certificate of Amendment at the Company’s 2019 Annual Meeting of Stockholders, held on May 30, 2019 (the “Annual Meeting”), by a majority of the Company’s outstanding common stock as of April 9, 2019, the record date for the Annual Meeting.  The Company’s board of directors had previously approved the Certificate of Amendment.

Prior to the filing of the Certificate of Amendment, the Certificate of Incorporation provided for a classified board of directors divided into three classes of directors, with each class elected by stockholders for a three-year term. The classification of the board of directors resulted in staggered elections, with each class of directors standing for election every third year. The Certificate of Amendment will allow for the Company’s stockholders to vote on the election of the entire board of directors on an annual basis, rather than a staggered basis.

In accordance with the terms of the Certificate of Amendment, the declassification of the board of directors will be phased in as follows:

•                 at the 2020 annual meeting of stockholders, the Class I directors will stand for election for a one-year term;

•                 at the 2021 annual meeting of stockholders, the Class I and Class II directors will stand for election for a one-year term; and

•                 at the 2022 annual meeting of stockholders, and at each annual meeting of stockholders thereafter, all directors will stand for election for one-year terms.

As required by Delaware law, the Certificate of Amendment also reflects that, once the Company’s board of directors is declassified, stockholders may remove directors with or without cause. The foregoing description of the Certificate of Amendment is a summary only and is qualified in its entirety by reference to its full text, a copy of which is attached as Exhibit 3.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting, the stockholders of the Company voted to approve the Company’s 2019 Equity Incentive Plan (the “Plan”), which was previously approved by the Company’s board of directors. The Plan replaces the Company’s Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan. The terms of the Plan are described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 26, 2019.

The foregoing description of the Plan is a summary only and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company voted on the following proposals:

•                 Election of three Class III directors of the Company, each to serve a three-year term;

•                 Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting;

•                 Approval of the Certificate of Amendment to the Certificate of Incorporation to declassify the Company’s board of directors;

•                 Approval of the Company’s 2019 Equity Incentive Plan; and

•                 Ratification of the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019.

The final voting results for the Annual Meeting are as follows:

1. The stockholders elected Andrew Dreyfus, Julie H. McHugh and Edward P. Owens as Class III directors, each to serve on the board of directors of the Company for a three-year term until the annual meeting of stockholders to be held in 2022 or until his or her successor is duly elected and qualified or until his or her death, resignation or removal, based on the following votes:

Director Nominee	For	Withheld	Broker Non-Votes

Andrew Dreyfus	130,444,269	998,098	14,043,435

Julie H. McHugh	123,066,688	8,375,679	14,043,435

Edward P. Owens	130,856,762	585,605	14,043,435

  2. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, based on the following votes:

For	Against	Abstain	Broker Non-Votes

114,030,109	16,978,648	433,610	14,043,435

  3. The stockholders approved the Certificate of Amendment to the Certificate of Incorporation to declassify the Company’s board of directors, based on the following votes:

For	Against	Abstain	Broker Non-Votes

126,077,333	12,736	5,352,298	14,043,435

4. The stockholders approved the Company’s 2019 Equity Incentive Plan, based on the following votes:

For	Against	Abstain	Broker Non-Votes

120,341,896	10,685,911	414,560	14,043,435

5. The stockholders ratified the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019, based on the following votes:

For	Against	Abstain	Broker Non-Votes

141,050,516	4,215,903	219,383	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Eleventh Amended and Restated Certificate of Incorporation. Filed herewith.

10.1	2019 Equity Incentive Plan. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: May 31, 2019	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Senior Vice President, Corporate Development & Chief Administrative Officer